UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 2, 2013 (April 30, 2013)

AVALON HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-14105	34-1863889
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

One American Way, Warren, Ohio 44484

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (330) 856-8800

(Former name and address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders

The Avalon Holdings Corporation Annual Meeting of Stockholders was held on April 30, 2013.

The matters presented for a vote and the related results are as follows:

1.	ELECTION OF DIRECTORS

The following directors were elected by the holders of Class B Common Stock:

Name	Votes For	Votes Withheld	Abstentions	Broker Non-votes
Ronald E. Klingle	6,113,850	-0-	-0-	-0-
Timothy C. Coxson	6,113,850	-0-	-0-	-0-
David G. Bozanich	6,113,850	-0-	-0-	-0-

          The following directors were elected by the holders of the Class A Common Stock:

Name	Votes For	Votes Withheld	Abstentions	Broker Non-votes
Kurtis D. Gramley	1,312,053	879,845	-0-	984,756
Stephen L. Gordon	1,329,340	862,558	-0-	984,756

2.	ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

Votes For	Votes Withheld	Abstentions	Broker Non-votes
7,415,842	867,377	22,529	984,756

Pursuant to the foregoing votes, the Executive Compensation of the Named Executive Officers of Avalon Holdings Corporation was approved in the non-binding vote.

3.	TO RECOMMEND, IN A NON-BINDING VOTE, THE FREQUENCY OF AN ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

1 Year	2 Years	3 Years	Abstentions	Broker Non-vote
8,047,297	239,844	1,965	16,642	984,756

A majority of the votes cast by shareholders voted, on an advisory basis, to hold an advisory vote to approve executive compensation every year.

Disclosure Regarding Frequency of Shareholder Advisory Vote on Executive Compensation

Our Board of Directors has decided to include an advisory vote on executive compensation in its proxy materials every year, until the next required shareholder advisory vote on the frequency of shareholder votes on the compensation of executives. Such decision was in line with the recommendation of its shareholders as represented by their votes at the annual meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 2, 2013

Avalon Holdings Corporation

By:	/s/ Timothy C. Coxson
Timothy C. Coxson Chief Financial Officer